                                                                      EXHIBIT 21

                           COCA-COLA ENTERPRISES INC.
                            AND ITS SUBSIDIARIES(1)


                                                                                    Owner of
                                                                                     Shares
                                                      Jurisdiction                  (Unless
                                                        In Which                 Otherwise Noted,
Name                                                   Organized                 Ownership is 100%)
----------------------------                        ----------------             ------------------

Coca-Cola Enterprises Inc. (Registrant)("CCE")          Delaware                        N/A

   Trade names:
     The Angleton Coca-Cola Bottling Company
     The Atlanta Coca-Cola Bottling Company
     Atlanta Ice Makers
     Austin Coca-Cola Bottling Company
     Beaumont Coca-Cola Bottling Company
     The Brenham Coca-Cola Bottling Company
     Brevard Coca-Cola Bottling Company
     Brooksville Coca-Cola Bottling Company
     CCE Bottling Group
     CCE-South
     Coca-Cola Bottling Company of Cody
     Coca-Cola Bottling Company of Colorado/
        Northern Wyoming
     Coca-Cola Bottling Company of Gillette
     Coca-Cola Bottling Company of Goodland
     Coca-Cola Bottling Company of Greeley
     Coca-Cola Bottling Company of Miami
     Coca-Cola Bottling Company of New England
     The Coca-Cola Bottling Company of New Iberia
     Coca-Cola Bottling Company of North Texas
     Coca-Cola Bottling Company of Northern Wyoming
     The Coca-Cola Bottling Company of Paris
     Coca-Cola Bottling Company of Providence
     Coca-Cola Bottling Company of Riverton
     Coca-Cola Bottling Company of Sheridan
     The Coca-Cola Bottling Company of Sherman
     Coca-Cola Bottling Company of the
        Virgin Islands (St. Croix)
     Coca-Cola Bottling Company of the
        Virgin Islands (St. Thomas)
     Coca-Cola Bottling Company of West Point/LaGrange
     Colorado Coca-Cola Bottling Company
     Colorado Springs Coca-Cola Bottling Company
     The Conroe Coca-Cola Bottling Company
     Dallas Coca-Cola Bottling Company
     Daytona Coca-Cola Bottling Company
     Denver Coca-Cola Bottling Company
     Dr Pepper Bottling Company of New Orleans
     The El Campo Coca-Cola Bottling Company
     Enterprises Media
     Evangeline Coca-Cola Bottling Company
     Florida Coca-Cola Bottling Company
     Ft. Myers Coca-Cola Bottling Company
     Ft. Pierce Coca-Cola Bottling Company
     Gainesville Coca-Cola Bottling Company
     Highlands Coca-Cola Bottling Company
     Houston Coca-Cola Bottling Company
     Hygeia Coca-Cola Bottling Company
     Jacksonville Coca-Cola Bottling Company
     Lamar Coca-Cola Bottling Company
     The Louisiana Coca-Cola Bottling Company, Limited
     The Mid-Atlantic Coca-Cola Bottling Company
     Ocala Coca-Cola Bottling Company

                                                                                             Owner of
                                                                                              Shares
                                                               Jurisdiction                  (Unless
                                                                 In Which                 Otherwise Noted,
Name                                                            Organized                 Ownership is 100%)
----------------------------                                 ----------------             ------------------



     Orlando Coca-Cola Bottling Company
     Pueblo Coca-Cola Bottling Company
     Punta Gorda Coca-Cola Bottling Company
     Rome Coca-Cola Bottling Company
     Sarasota Coca-Cola Bottling Company
     St. Petersburg Coca-Cola Bottling Company
     Tallahassee Coca-Cola Bottling Company
     Tampa Coca-Cola Bottling Company
     Tyler Coca-Cola Bottling Company
     Valdosta Coca-Cola Bottling Company
     Waco Coca-Cola Bottling Company


  Bottling Holdings (International) Inc. ("BHI")             Delaware                          CCE

   Coca-Cola Enterprises UK Limited ("CCEUK")                United Kingdom                    BHI

    Coca-Cola Enterprises Great Britain plc ("CCEGB")        United Kingdom                    CCEUK

     Amalgamated Beverages Great Britain Limited ("ABGB")    United Kingdom                    CCEGB

       Coca-Cola & Schweppes Beverages Limited               United Kingdom                    ABGB

   Coca-Cola Production                                      France                            BHI

   Coca-Cola Entreprise                                      France                            BHI (99%)

   Bottling Holdings (Netherlands) BV ("BHN")                Netherlands                       BHI

    Coca-Cola Beverages Nederland BV                         Netherlands                       BHN

    Enterprises KOC Acquisition Company Ltd. ("KOC")         Canada                            BHN

     Bottling Holdings (Canada) ULC                          Canada                            KOC

     Coca-Cola Bottling Ltd.                                 Canada                            KOC

  BCI Coca-Cola Bottling Company of Los Angeles              Delaware                          CCE
   Trade names:
     Coca-Cola Bottling Company of California
     Coca-Cola Bottling Company of Cathedral City
     Coca-Cola Bottling Company of Eureka, California
     Coca-Cola Bottling Company of Imperial Valley
     Coca-Cola Bottling Company of Hawaii
     Coca-Cola Bottling Company of Klamath Falls
     Coca-Cola Bottling Company of Los Angeles
     Coca-Cola Bottling Company of Las Vegas
     Coca-Cola Bottling Company of Northern California
     Coca-Cola Bottling Company of Oregon
     Coca-Cola Bottling Company of Port Angeles
     Coca-Cola Bottling Company of San Diego
     Coca-Cola Bottling Company of Southern California
     Coca-Cola Bottling Company of Spokane
     Coca-Cola Bottling Company of Washington
     Diamond Head Beverages
     Enterprises Media
     Medford Coca-Cola Bottling Company
     Pacific Coca-Cola Bottling Company
     Pacific Coca-Cola Bottling Company of Marysville
     Phoenix Coca-Cola Bottling Company
     Prescott Coca-Cola Bottling Company
     Yuma Coca-Cola Bottling Company

                                                                                             Owner of
                                                                                              Shares
                                                               Jurisdiction                  (Unless
                                                                 In Which                 Otherwise Noted,
Name                                                            Organized                 Ownership is 100%)
----------------------------                                 ----------------             ------------------


The Laredo Coca-Cola Bottling Company, Inc.                  Texas                              CCE
   Trade names:
   Enterprises Media
   McAllen Coca-Cola Bottling Company
   Valley Coca-Cola Bottling Company


The Coca-Cola Bottling Company of Memphis, Tenn.             Delaware                           CCE
   Trade names:
   CCE Bottling Group
   CCE-South
   Canners of Eastern Arkansas
   Coca-Cola Bottling Company of Arkansas
   The Coca-Cola Bottling Company of Brownsville
   Coca-Cola Bottling Company of Clarksdale
   Coca-Cola Bottling Company of Flippin
   Coca-Cola Bottling Company of Greenville
   Coca-Cola Bottling Company of Little Rock
   Coca-Cola Bottling Company of Marianna
   Coca-Cola Bottling Company of Mississippi
   Coca-Cola Bottling Company of Morrilton
   Coca-Cola Bottling Company of Sardis
   Coca-Cola Bottling Company of Searcy
   Coca-Cola Bottling Company of West Plains
   Enterprises Media
   Jonesboro Coca-Cola Bottling Company

The Coca-Cola Bottling Company of New York, Inc.             Delaware                           CCE
   Trade names:
   Coca-Cola Bottling Company of Albany
   Coca-Cola Bottling Company of Glens Falls
   Coca-Cola Bottling Company of Greenfield
   Coca-Cola Bottling Company of New England
   Coca-Cola Bottling Company of Oneonta
   Coca-Cola Bottling Company of Pittsfield
   Coca-Cola Bottling Company of Rutland
   Coca-Cola Bottling Company of Syracuse
   Coca-Cola Bottling Company of Utica
   Coca-Cola Bottling Company of Watertown



Johnston Coca-Cola Bottling Group, Inc.                      Delaware                           CCE
   Trade names:
   The Akron Coca-Cola Bottling Company
   Alabama Coca-Cola Bottling Company
   Bluegrass Coca-Cola Bottling Company
   Burlington Coca-Cola Bottling Company
   Central States Coca-Cola Bottling Company
   Centralia Coca-Cola Bottling Company
   Champaign Coca-Cola Bottling Company
   Cincinnati Coca-Cola Bottling Company
   Circleville Coca-Cola Bottling Company
   Coca-Cola Bottling Company of Bloomington
   The Coca-Cola Bottling Company of Cedar Rapids
   Coca-Cola Bottling Company of Columbus
   Coca-Cola Bottling Company of Eastern Great Lakes
   Coca-Cola Bottling Company of Louisville
   Coca-Cola Bottling Company of Michigan
   The Coca-Cola Bottling Company of Mid-America
   Coca-Cola Bottling Company of Minot

   Coca-Cola Bottling Company of Mt. Pleasant
   Coca-Cola Bottling Company of Muskegon
   The Coca-Cola Bottling Company of Northern Ohio
   Coca-Cola Bottling Company of Ohio
   Coca-Cola Bottling Company of Ohio/Kentucky
   Coca-Cola Bottling Company of Ottumwa
   Coca-Cola Bottling Company of Port Huron
   Coca-Cola Bottling Company of St. Louis
   Coca-Cola Bottling Company of Toledo
   Coca-Cola Enterprises - Atlanta Region
   Danville Coca-Cola Bottling Company
   Dayton Coca-Cola Bottling Company
   Decatur Coca-Cola Bottling Company
   Dr Pepper Bottling Company of Detroit
   DuQuoin Coca-Cola Bottling Company
   Elyria Coca-Cola Bottling Company
   Enterprises Media
   Erie Coca-Cola Bottling Company
   Evansville Coca-Cola Bottling Company
   Findlay Coca-Cola Bottling Company
   Galesburg Coca-Cola Bottling Company
   Great Lakes Canning
   Hopkinsville Coca-Cola Bottling Company
   Jasper Coca-Cola Bottling Company
   Johnston Coca-Cola Bottling Company
   Lincoln Coca-Cola Bottling Company
   Louisville Coca-Cola Bottling Company
   Mansfield Coca-Cola Bottling Company
   Mid-America Packaging Company
   Mid-States Coca-Cola Bottling Company
   Midwest Coca-Cola Bottling Company
   Newark Coca-Cola Bottling Company
   Olney Coca-Cola Bottling Company
   Peoria Coca-Cola Bottling Company
   Peru Coca-Cola Bottling Company
   Portsmouth Coca-Cola Bottling Company
   Springfield Coca-Cola Bottling Company
   Twinsburg Production
   Youngstown Coca-Cola Bottling Company


--------------------------
(1) This list omits certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.